EXHIBIT 10.2

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”), dated as of September 10, 2019, is entered into by and between Amyris, Inc., a Delaware corporation (the “Company”), on the one hand, and Schottenfeld Opportunities Fund II, L.P., Phase

Five Partners, LP and Koyote Trading, LLC (each, an “Investor” and collectively, the “Investors”), on the other hand.

RECITALS

WHEREAS, the Company and the Investors are parties to those certain Credit Agreements, each dated as of the date hereof (as such agreements may be amended, restated or modified from time to time, the “Credit Agreements”), pursuant to which the Investors have agreed to make unsecured term loans to the Company in an aggregate principal amount of $12,500,000;

WHEREAS, in connection with the entry into the Credit Agreements, the Company has agreed to issue to the Investors warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase up to an aggregate of 3,205,128 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $3.90 per share, in each case subject to adjustment as set forth in the Warrants, each with an exercise term of two years from issuance; and

WHEREAS, in order to induce the Company to enter into the Credit Agreements and issue the Warrants, the Company and the Investors desire to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Agreement” has the meaning set forth in the Preamble.

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlled by such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Board” means the board of directors of the Company.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Credit Agreements” has the meaning set forth in the Recitals.

“Exchange Act” has the meaning set forth in Section 2(b).

“Investor” has the meaning set forth in the Preamble.

“Investor Group” means, collectively, each Investor and their respective Affiliates.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

“Representative” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants), solely in their capacity as representatives acting at the direction of and on behalf of such Person.

“Warrant” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

2. Investor Group Covenants. Unless approved in advance in writing by the Board, no member of the Investor Group, nor any of their respective Representatives in their capacities as such, will (and the Investors will cause each member of the Investor Group and their respective Representatives acting in such capacities not to), directly or indirectly:

(a)                 acquire (or propose or agree to acquire), of record or beneficially, on the open market or otherwise, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except that the Investor Group shall be permitted to (a) purchase the Warrant Shares pursuant to the exercise of the Warrants and (b) acquire equity securities as provided in Section 3 below;

(b)                make any statement or proposal to the Board or to any of the Company’s shareholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (a) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries; (b) any restructuring, recapitalization, liquidation, or similar transaction involving the Company or any of its subsidiaries; (c) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets; (d) any proposal to seek representation on the Board or otherwise seek to control or influence the management, Board, or policies of the Company; (e) make any request or proposal to waive, terminate, or amend the provisions of this Section 2; or (f) make any proposal, arrangement, or other statement that is inconsistent with the terms of this Section 2;

(c)                 instigate, encourage, or assist any third party (including forming a “group” (as defined in Rule 13d-5(b)(1) of the Exchange Act) with any such third party) to do, or enter into any discussions, negotiations, understandings or agreements with any third party with respect to, any of the actions set forth in Section 2(b) above; or

(d)                take any action that would reasonably be expected to require the Company, any Investor or any of their respective Affiliates to make a public announcement regarding any of the actions set forth in Section 2(b) above;

provided, that, for the avoidance of doubt, the restrictions set forth in this Section 2 shall not prevent or otherwise restrict any Investor from exercising its rights as an unsecured creditor with respect to any bankruptcy, insolvency, reorganization, restructuring, recapitalization, liquidation or similar transaction or proceeding with respect to the Company, provided that no member of the Investor Group, nor any of their respective Representatives, initiated the transaction or proceeding in violation of this Section 2.

3. Exception to Investor Group Covenants. Notwithstanding anything to the contrary in this Agreement, the Investor Group shall be permitted (as an exception to the restrictions in Section 2) to acquire in the open market or otherwise, from time to time, equity securities of the Company, or rights or options to acquire interests in any of the Company’s equity securities, provided that, after giving effect to such acquisition, the Investor Group would beneficially own (as determined under Section 13(d) of the Exchange Act) no more than 6.99% of the Common Stock then outstanding.

4. Transfer of Warrants. Notwithstanding anything contained in its Warrant to the contrary, each Investor hereby agrees that it will not transfer, dispose of, pledge, loan or otherwise convey any registered or beneficial ownership interest in its Warrant to any third party without the prior written consent of the Company, which may be granted or withheld in the Company’s sole discretion.

5. Termination. This Agreement, including the restrictions set forth in Section 2, shall terminate and be of no further force and effect on the date on which no Investor beneficially owns any Warrant Shares or, if earlier, as of the date the Company enters into a definitive agreement with a person or “group” of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) involving the direct or indirect acquisition of all or a majority of the Company’s equity securities or all or substantially all of the Company’s assets, or the date as of which any such person or group, with the prior approval of the Board, commences a tender offer for all or a majority of the Company's equity securities.

6. Miscellaneous.

2

(a)                 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b)                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(c)                 Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any communication to the Investors or the Company shall be sent in accordance with the contact information set forth below (or at such other contact information as specified in a notice given in accordance with this Section 6(c)).

If to the Company:	Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CS 94608
Attention: General Counsel

If to any Investor:	800 Third Avenue, 10th Floor
New York, NY 10022
Attention: Richard Schottenfeld

(d)                Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each of the parties hereto.

(e)                 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement.

(f)                  Entire Agreement. This Agreement, the Credit Agreements, the Warrants, and the other documents and agreements delivered pursuant to the Credit Agreements constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(g)                Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party to this Agreement shall be entitled to seek an injunction to prevent breaches of this Agreement, and to seek specific enforcement of this Agreement and its terms and provisions.

(h)                Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

i.                        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

3

ii.                        ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

iii.                        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(h)(iii).

(i)                  Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

AMYRIS, INC.

By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Business Officer

INVESTORS:

SCHOTTENFELD OPPORTUNITIES FUND II, L.P.
By: Winchester Holdings, L.L.C., its General Partner

By:	/s/ Richard Schottenfeld
Name: Richard Schottenfeld
Title: Manager

PHASE FIVE PARTNERS, LP
By: Phase Five Holdings, LLC, its General Partner

By:	/s/ Richard Schottenfeld
Name: Richard Schottenfeld
Title: Manager

KOYOTE TRADING, LLC
By: Koyote Capital Group, LLC, its Manager

By:	/s/ Richard Schottenfeld
Name: Richard Schottenfeld
Title: Manager

[Standstill Agreement Signature Page]